Exhibit 99.1

CEVA, Inc. Announces Second Quarter 2012 Financial Results

•	Strategic licensing agreement signed with Tier 1 handset OEM for LTE products

•	First license agreement for CEVA-XC4000 DSP for LTE- Advanced

•	Repurchased 670,000 shares for approximately $11.3 million during the quarter

MOUNTAIN VIEW, Calif. – July 31, 2012 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile, portable and consumer electronics markets, today announced its financial results for the second quarter ended June 30, 2012.

Total revenue for the second quarter of 2012 was $13.6 million, a decrease of 6% compared to $14.4 million for the second quarter of 2011. Licensing revenue for the second quarter of 2012 was $5.4 million, an increase of 3% compared to $5.2 million reported for the second quarter of 2011. Royalty revenue for the second quarter of 2012 was $7.6 million, compared to $8.3 million reported for the second quarter of 2011. Revenue from services for the second quarter of 2012 was $0.6 million, compared to $0.9 million reported for the second quarter of 2011.

Gideon Wertheizer, Chief Executive Officer, stated: “The second quarter was the strongest licensing quarter in more than three and a half years, driven by a strategic licensing agreement with a tier 1 handset OEM for a range of LTE handsets and the first agreement for our newest DSP, the CEVA-XC4000 for LTE-Advanced. These latest agreements bring the total LTE design wins for CEVA DSPs to date to more than 20, and form the foundation for future royalty growth. Finally, while the competitive 2G market is experiencing pricing pressure, our volume growth in the lucrative 3G market during the quarter significantly outpaced that of the overall 3G space, as low and mid-range 3G smartphones gain traction.”

U.S. GAAP net income for the second quarter of 2012 was $3.5 million, a decrease of 16% from $4.1 million reported for the same period in 2011. U.S. GAAP diluted earnings per share for the second quarter of 2012 were $0.15, a decrease of 12% compared to $0.17 for the second quarter of 2011.

Non-GAAP net income and diluted earnings per share for the second quarter of 2012 was $4.4 million and $0.19, respectively, representing a decrease of 17% and 14%, respectively, over the $5.4 million and $0.22 reported for the second quarter of 2011. Non-GAAP net income and diluted earnings per share for the second quarter of 2012 and 2011 excluded equity-based compensation expense, net of taxes, of $1.0 million and $1.2 million, respectively.

During the second quarter of 2012, the Company secured eight new license agreements. Six of the agreements were for CEVA DSP cores, platforms and software, and two agreements were for the CEVA Bluetooth product line. Target applications for customer deployment are LTE smartphones, microcells, broadband communications and connectivity. Geographically, three of the agreements signed were in the U.S and five were in the Asia Pacific region.

Yaniv Arieli, Chief Financial Officer, stated, “During the quarter, we bought back approximately 670,000 shares of our common stock for an aggregate consideration of approximately $11.3 million. The recent buyback activity continues to demonstrate our confidence in CEVA’s strong fundamentals. At the end of the quarter, our cash balance, marketable securities and bank deposits totaled $156 million. We have approximately 900,000 shares available for repurchase remaining under our existing buyback program.”

CEVA Conference Call

On July 31, 2012, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time, to discuss the operating performance for the second quarter ended June 30, 2012.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: Dial 1-800-860-2442 (Access Code: CEVA)

•	International Participants: Dial +1-412-858-4600 (Access Code: CEVA)

The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/event.asp?id=88094. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code:10016016) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on August 8, 2012. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. Director of Marketing & Investor Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

About CEVA, Inc.

CEVA is the world’s leading licensor of silicon intellectual property (SIP) DSP cores and platform solutions for the mobile, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), multimedia (HD video, Image Signal Processing (ISP) and HD audio), voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2011, CEVA’s IP was shipped in over 1 billion devices and powers handsets from every top handset OEM, including HTC, Huawei, LG, Motorola, Nokia, Samsung, Sony and ZTE. Today, more than 40% of handsets shipped worldwide are powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com. Follow CEVA on twitter at www.twitter.com/cevadsp.

Forward Looking Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include Mr. Wertheizer’s statements about CEVA’s prospects associated with LTE design wins, and Mr. Arieli’s statements about CEVA’s stock buyback reflecting the company’s strong fundamentals. The risks, uncertainties and assumptions include: the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of products incorporating our technologies to achieve market acceptance, the effect of intense industry competition and consolidation, global chip market trends, the possibility that markets for our technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	Unaudited
Revenues:
Licensing	$5,364	$5,195	$10,480	$10,303
Royalties	7,595	8,272	16,701	17,478
Other revenues	633	921	1,523	1,659

Total revenues	13,592	14,388	28,704	29,440

Cost of revenues	1,011	876	1,881	1,824

Gross profit	12,581	13,512	26,823	27,616

Operating expenses:
Research and development, net	5,425	5,405	10,911	10,655
Sales and marketing	2,104	2,327	4,393	4,551
General and administrative	1,849	1,732	3,718	3,486

Total operating expenses	9,378	9,464	19,022	18,692

Operating income	3,203	4,048	7,801	8,924
Financial income, net	974	707	1,922	1,252

Income before taxes on income	4,177	4,755	9,723	10,176
Taxes on income	698	632	1,387	1,402

Net income	3,479	4,123	8,336	8,774

Basic net income per share	$0.15	$0.18	$0.36	$0.38
Diluted net income per share	$0.15	$0.17	$0.35	$0.37
Weighted-average number of Common Stock used in computation of net income per share (in thousands):
Basic	22,873	23,107	23,188	22,900
Diluted	23,449	24,165	23,842	24,028

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(U.S. Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30		June 30
	2012	2011	2012	2011
	Unaudited
GAAP net income	$3,479	$4,123	$8,336	$8,774
Equity-based compensation expense included in cost of revenue	53	61	104	110
Equity-based compensation expense included in research and development expenses	394	484	859	862
Equity-based compensation expense included in sales and marketing expenses	200	255	439	456
Equity-based compensation expense included in general and administrative expenses	430	371	920	697
Deferred tax related to equity-based compensation expenses	(118)	85	(242)	1
Taxes on income (1)	—	—	(102)	—

Non-GAAP net income	$4,438	$5,379	$10,314	$10,900

(1)	Results for the six months ended June 30, 2012 include the utilization of expenses on a previously booked capital gain.

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	23,449	24,165	23,842	24,028
Weighted-average number of shares related to outstanding options (in thousands)	5	15	6	23

Weighted-average number of Common Stock used in computation of diluted net income per share excluding equity-based compensation expense (in thousands)	23,454	24,180	23,848	24,051
GAAP diluted net income per share	$0.15	$0.17	$0.35	$0.37
Equity-based compensation expense, net of taxes	$0.04	$0.05	$0.08	$0.08

Non-GAAP diluted net income per share	$0.19	$0.22	$0.43	$0.45

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	June 30,	December 31,
	2012	2011(*)
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$20,507	$14,954
Marketable securities and short term bank deposits	116,141	124,458
Trade receivables, net	4,702	5,116
Deferred tax assets	2,015	2,248
Prepaid expenses and other accounts receivables	2,468	2,320

Total current assets	145,833	149,096

Long-term investments: Long term bank deposits	19,321	25,106
Severance pay fund	5,645	5,473
Deferred tax assets	1,063	832
Property and equipment, net	1,177	1,235
Goodwill	36,498	36,498
Investment in other company	900	900

Total assets	$210,437	$219,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,006	$580
Deferred revenues	1,032	1,074
Accrued expenses and other payables	8,077	10,124
Taxes payable	1,542	545
Deferred tax liabilities	94	290

Total current liabilities	11,751	12,613
Accrued severance pay	5,697	5,607

Total liabilities	17,448	18,220

Stockholders’ equity:
Common Stock	23	24
Additional paid in-capital	195,814	191,945
Treasury stock	(20,556)	—
Accumulated other comprehensive loss	(324)	(901)
Retained earnings	18,032	9,852

Total stockholders’ equity	192,989	200,920

Total liabilities and stockholders’ equity	$210,437	$219,140

(*)	Derived from audited financial statements